UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2011

THE MIDDLEBY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

 (847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure.

On March 23, 2011, The Middleby Corporation (the “Company”), its wholly-owned subsidiary Middleby Holding UK Limited (“Middleby UK”) and Lincat Group Plc, a public limited company registered in England and Wales (“Lincat”) issued a Rule 2.5 Announcement ( the “Rule 2.5 Announcement”) under the City Code on Takeovers and Mergers (the “Code”) announcing that the Company, through Middleby UK, has made a recommended cash offer (the “Offer”) for the acquisition of the entire issued and to be issued share capital of Lincat by Middleby UK.

The Company plans to implement the Offer pursuant to a court sanctioned scheme of arrangement under Part 26 of the UK Companies Act 2006.  Subject to certain conditions, including approval of the scheme by a majority in number of the Lincat shareholders who are entitled to vote thereon (as described in the Rule 2.5 Announcement) and do vote, representing not less than 75% in value of the shares voted, either in person or by proxy, at the requisite meeting of shareholders, Lincat shareholders (other than the Company and its subsidiaries) will receive 1,050 pence in cash per share under the Offer.  The Company and Middleby UK have received irrevocable undertakings from holders of approximately 51% of the shares of Lincat (including from the directors of Lincat and certain other significant shareholders) to vote in favor of the acquisition.

The Rule 2.5 Announcement also describes the Implementation Agreement entered into by the Company, Middleby UK and Lincat on March 22, 2011 in connection with the Offer and the Rule 2.5 Announcement, which, among, other things, contains certain assurances in relation to the implementation of the Offer and certain other assurances and confirmations between the parties.  Under the Implementation Agreement and the Rule 2.5 Announcement, the Company and Middleby UK reserve the right to implement the Offer by means of a takeover offer under the Code.  The Rule 2.5 Announcement has been made publicly available on the London Stock Exchange’s website, and will also be accessible through the Investor Relations section of the Company’s website at www.middleby.com.

The Company is furnishing the Rule 2.5 Announcement as Exhibit 99.1 hereto, which is incorporated herein by reference.  The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information in this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01        Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
99.1.	Rule 2.5 Announcement.

Forward Looking Statements

Any statements in this Current Report on Form 8-K and the exhibit hereto made regarding the proposed acquisition may contain certain statements that are or may be forward-looking. These statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances.  Such forward-looking statements may include statements about the expected effects of the acquisition, the expected timing and scope of the acquisition, anticipated earnings enhancements, estimated cost savings and other synergies, costs to be incurred in achieving synergies, potential disposals and other strategic options and all other statements in this Current Report on Form 8-K and the exhibit hereto other than historical facts. Forward-looking statements include, without limitation, statements that typically contain words such as: "will", "may", "should", "could", "continue", "believes", "expects", "intends", "estimates", "anticipates", "aims", "targets", "plans" and "forecasts" or words of similar import. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond the ability of the person making the statement to control or estimate precisely, such as future market conditions and the behavior of other market participants. Other unknown or unpredictable factors could also cause actual results to differ materially from those in the forward looking statements. Therefore, undue reliance should not be placed on such statements as a prediction of actual results.  For additional information about risks and uncertainties the Company faces and a discussion of its financial statements and footnotes, refer to the documents the Company files with the SEC, including its most recent annual report on Form 10-K and all subsequent periodic reports.  The Company assumes no obligation and expressly disclaims any duty to update forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of subsequent events.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: March 23, 2011	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1.	Rule 2.5 Announcement